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                                                                    Exhibit 99.4

                                NMHG HOLDING CO.

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS

                          EXCHANGE OF ALL OUTSTANDING
                           10% SENIOR NOTES DUE 2009
                                      FOR
                           10% SENIOR NOTES DUE 2009

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 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").
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OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by NMHG Holding Co., to exchange its 10% Senior Notes due 2009 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding 10% Senior Notes due 2009 (the "Outstanding Notes"), upon the terms and subject to
the conditions set forth in NMHG's prospectus, dated           , 2002, and the
related letter of transmittal (which together constitute the "Exchange Offer").

     Enclosed are copies of the following documents:

     1. Prospectus, dated           , 2002;

     2. Letter of transmittal (together with accompanying Substitute Form W-9 Guidelines);

     3. Notice of guaranteed delivery; and

     4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to NMHG that:

      (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes that the holder has tendered will be acquired in the ordinary course of business of the holder,

      (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of any Exchange Notes issued to the holder, and

     (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of NMHG Holding Co.

     If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. However, by this acknowledgement and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" under the meaning of the Securities Act.
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     The enclosed letter to clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     NMHG will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. NMHG will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 6 of the enclosed letter of transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned

                                          Very truly yours,

                                          U.S. BANK NATIONAL ASSOCIATION